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                                                                   EXHIBIT 10.19


                                   PROMISSORY NOTE

$9,720.00                                                          July 15, 1997

         FOR VALUE RECEIVED, Pamela R. Torkelsen, of 240 Library Place, Princeton, New Jersey, promises to pay Princeton Video Image, Inc., of 47 Hulfish Street, Suite 500, Princeton, New Jersey, the principal amount of NINE THOUSAND SEVEN HUNDRED TWENTY DOLLARS ($9,720.00) in lawful money of the United States of America by July 15, 1998. This Note shall bear interest on the unpaid principal balance at a rate of nine percent (9%) per annum, which interest shall be paid simultaneously with the payment of principal.

         The undersigned and all endorsers and guarantors of this Note, if any, hereby waive presentment, demand for payment, protest and notice of dishonor of this Note, and hereby authorize the holder, without notice to or further consent of the undersigned or such endorsers and guarantors, to grant extensions of time in the payment of any amounts payable under this Note and to waive compliance with any of the provisions of this Note.

         If legal action is commenced to enforce this Note, the holder shall be entitled to recover, in addition to the amount payable hereunder, the amount of the holder's reasonable attorneys' fees and costs incurred in connection with such enforcement.


                                  /s/ Pamela R. Torkelsen
                                  -------------------------
                                  Pamela R. Torkelsen